Consent of Independent
                    Certified Public Accountant












   IDB Communications Group, Inc.:

        We consent to the incorporation by reference in this Registration Statement of IDB Communications Group, Inc. on Form S-3 of our reports dated February 7, 1992 (except for
   Note 1(c) which is as of February 14, 1992) and March 17, 1993 on World Communications, Inc. appearing in the current reports, as amended, on Form 8-K of IDB Communications Group, Inc. dated October 30, 1992 and April 27, 1993, respectively, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our aforementioned report dated March 17, 1993 appearing in the Annual Report on Form 10-K of IDB Communications Group, Inc. for the year ended December 31, 1992, as amended.



   BDO SEIDMAN

   New York, New York
   January 25, 1994


                            Exhibit 23.3